Exhibit 13.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
José María Álvarez-Pallete López, Chairman and Chief Executive Officer, and Laura Abasolo García de Baquedano, Chief Finance, Control and Corporate Development Officer, of Telefónica, S.A., each certifies that, to the best of his or her knowledge:
1.    the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.    the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Telefónica, S.A.
Date: February 25, 2021

/s/ José María Álvarez-Pallete López
Name: José María Álvarez-Pallete López Title: Chairman and Chief Executive Officer

/s/ Laura Abasolo García de Baquedano
Name: Laura Abasolo García de Baquedano Title: Chief Finance, Control and Corporate Development Officer